                                                                   Exhibit 10.40
================================================================================


                                CREDIT AGREEMENT

                                      among

                             FIRSTMERIT CORPORATION,
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                         BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager,

                                       and
                            the Lenders named herein

                                November 29, 1999


================================================================================

                                TABLE OF CONTENTS

ARTICLE 1                Definitions                                                        1
         Section 1.1     Definitions........................................................1
         Section 1.2     Other Definitional Provisions.....................................12
         Section 1.3     Accounting Terms and Determinations...............................12
         Section 1.4     Time of Day.......................................................13

ARTICLE 2                Revolving Credit Facility                                         13
         Section 2.1     Revolving Commitments.............................................13
         Section 2.2     Notes.............................................................14
         Section 2.3     Repayment of Revolving Loans......................................14
         Section 2.4     Use of Proceeds...................................................14
         Section 2.5     Fees..............................................................14
         Section 2.6     Termination or Reduction of Revolving Commitments.................14
         Section 2.7     Extensions of the Termination Date................................15

ARTICLE 3                Interest and Fees                                                 15
         Section 3.1     Interest Rate.....................................................16
         Section 3.2     Payment Dates.....................................................16
         Section 3.3     Default Interest..................................................16
         Section 3.4     Conversions and Continuations of Accounts.........................16
         Section 3.5     Computations......................................................16

ARTICLE 4                Administrative Matters                                            17
         Section 4.1     Borrowing Procedure...............................................17
         Section 4.2     Minimum Amounts...................................................17
         Section 4.3     Certain Notices...................................................17
         Section 4.4     Prepayments.......................................................18
         Section 4.5     Method of Payment.................................................19
         Section 4.6     Pro Rata Treatment................................................19
         Section 4.7     Sharing of Payments...............................................20
         Section 4.8     Non-Receipt of Funds by the Administrative Agent..................20

ARTICLE 5                Change in Circumstances                                           20
         Section 5.1     Increased Cost and Reduced Return.................................20
         Section 5.2     Limitation on Libor Accounts......................................22
         Section 5.3     Illegality........................................................22
         Section 5.4     Treatment of Affected Accounts....................................22
         Section 5.5     Compensation......................................................23
         Section 5.6     Taxes.............................................................23
         Section 5.7     Withholding Tax Exemption.........................................24

ARTICLE 6                Conditions Precedent                                              25
         Section 6.1     Initial Loan......................................................25
         Section 6.2     All Loans.........................................................28

                                       i

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

ARTICLE 7                Representations and Warranties                                    28
         Section 7.1     Corporate Existence...............................................28
         Section 7.2     Financial Statements..............................................28
         Section 7.3     Corporate Action; No Breach.......................................29
         Section 7.4     Operation of Business.............................................29
         Section 7.5     Litigation and Judgments..........................................29
         Section 7.6     Rights in Properties; Liens.......................................29
         Section 7.7     Enforceability....................................................29
         Section 7.8     Approvals.........................................................30
         Section 7.9     Taxes.............................................................30
         Section 7.10    Margin Securities.................................................30
         Section 7.11    ERISA.............................................................30
         Section 7.12    Disclosure........................................................31
         Section 7.13    Subsidiaries; Capitalization......................................31
         Section 7.14    Agreements........................................................31
         Section 7.15    Compliance with Laws..............................................31
         Section 7.16    Investment Company Act............................................31
         Section 7.17    Public Utility Holding Company Act................................31
         Section 7.18    Environmental Matters.............................................31
         Section 7.19    Employee Matters..................................................32
         Section 7.20    Solvency..........................................................32
         Section 7.21    Year 2000 Compliance..............................................33
         Section 7.22    Bank Holding Company Act..........................................33
         Section 7.23    Deposit Insurance.................................................33

ARTICLE 8                Positive Covenants                                                33
         Section 8.1     Reporting Requirements............................................34
         Section 8.2     Maintenance of Existence; Conduct of Business.....................35
         Section 8.3     Maintenance of Properties.........................................36
         Section 8.4     Taxes and Claims..................................................36
         Section 8.5     Insurance.........................................................36
         Section 8.6     Inspection Rights.................................................36
         Section 8.7     Keeping Books and Records.........................................36
         Section 8.8     Compliance with Laws..............................................36
         Section 8.9     Compliance with Agreements........................................37
         Section 8.10    Further Assurances................................................37
         Section 8.11    ERISA.............................................................37
         Section 8.12    Year 2000 Compliance..............................................37
         Section 8.13    Holding Company Status; FDIC Insurance............................37

ARTICLE 9                Negative Covenants                                                37
         Section 9.1     Limitation on Liens and Restrictions on Subsidiaries..............37
         Section 9.2     Transactions With Affiliates......................................38
         Section 9.3     Disposition of Assets.............................................39


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
         Section 9.4     Lines of Business.................................................39
         Section 9.5     Environmental Protection..........................................39
         Section 9.6     ERISA.............................................................39
         Section 9.7     Use of Proceeds...................................................39
         Section 9.8     Accounting........................................................40

ARTICLE 10               Financial Covenants                                               40
         Section 10.1    Minimum Total Capital to Risk-Weighted Assets Ratio...............40
         Section 10.2    Minimum Tier One Capital to Risk-Weighted Assets Ratio............40
         Section 10.3    Minimum Leverage Ratio............................................40
         Section 10.4    Minimum Allowance for Loan and Lease Losses to Non-Performing
                         Assets Ratio......................................................40
         Section 10.5    Maximum Non-Performing Percentage.................................40
         Section 10.6    Maximum Double Leverage Ratio.....................................40

ARTICLE 11               Default                                                           40
         Section 11.1    Events of Default.................................................40
         Section 11.2    Remedies..........................................................43
         Section 11.3    Performance by the Administrative Agent...........................43
         Section 11.4    Setoff............................................................44
         Section 11.5    Continuance of Default............................................44

ARTICLE 12               The Administrative Agent                                          44
         Section 12.1    Appointment, Powers, and Immunities...............................44
         Section 12.2    Reliance by Administrative Agent..................................45
         Section 12.3    Defaults..........................................................45
         Section 12.4    Rights as Lender..................................................45
         Section 12.5    INDEMNIFICATION...................................................45
         Section 12.6    Non-Reliance on Administrative Agent and Other Lenders............46
         Section 12.7    Resignation of Administrative Agent...............................47
         Section 12.8    Several Commitments...............................................47

ARTICLE 13               Miscellaneous                                                     47
         Section 13.1    Expenses..........................................................47
         Section 13.2    Indemnification...................................................48
         Section 13.3    Limitation of Liability...........................................49
         Section 13.4    No Duty...........................................................49
         Section 13.5    No Fiduciary Relationship.........................................49
         Section 13.6    Equitable Relief..................................................49
         Section 13.7    No Waiver; Cumulative Remedies....................................50
         Section 13.8    Successors and Assigns............................................50
         Section 13.9    Survival..........................................................51
         Section 13.10   ENTIRE AGREEMENT..................................................52
         Section 13.11   Amendments and Waivers............................................52
         Section 13.12   Maximum Interest Rate.............................................53

                                      iii

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
         Section 13.13   Notices...........................................................53
         Section 13.14   GOVERNING LAW; VENUE; SERVICE OF PROCESS..........................54
         Section 13.15   Counterparts......................................................54
         Section 13.16   Severability......................................................54
         Section 13.17   Headings..........................................................54
         Section 13.18   Construction......................................................54
         Section 13.19   Independence of Covenants.........................................55
         Section 13.20   WAIVER OF JURY TRIAL..............................................55
         Section 13.21   Confidentiality...................................................55

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                                INDEX TO EXHIBITS
                                -----------------


             Exhibit                   Description of Exhibit
             -------                   ----------------------

             "A"                       Revolving Note
             "B"                       Assignment and Acceptance Agreement
             "C"                       Compliance Certificate
             "D"                       Extension Agreement
             "E"                       Notice of Borrowing


                               INDEX TO SCHEDULES
                               ------------------

             Schedule         Description of Schedule
             --------         -----------------------

             7.6                       Existing Liens
             7.13                      Subsidiaries; Capitalization
             7.18                      Environmental Matters

                                CREDIT AGREEMENT
                                ----------------

         THIS CREDIT AGREEMENT (this "AGREEMENT"), dated as of November 29, 1999, is among FIRSTMERIT CORPORATION, an Ohio corporation (the "BORROWER"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof pursuant to SECTION 13.8(b) hereof (individually, a "LENDER" and, collectively, the "LENDERS"), BANK OF AMERICA, N.A., a national banking association, individually as a Lender and as administrative agent for itself and the other Lenders (in its capacity as administrative agent, together with its successors in such capacity, the "ADMINISTRATIVE AGENT"), and BANC OF AMERICA SECURITIES LLC, as sole lead arranger and sole book manager (in its capacity as sole lead arranger and sole book manager, together with its successors in such capacity, the "LEAD ARRANGER").

                                R E C I T A L S:
                                ----------------

         The Borrower has requested that the Lenders extend credit to the Borrower in the form of a revolving credit facility. The Lenders are willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions
                                   -----------

         Section 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACCOUNT" means either a Base Rate Account or a Libor Account.

         "ADJUSTED LIBOR RATE" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Libor Rate for such Libor Account for such Interest Period by (b) 1 minus the Reserve Requirement for such Libor Account for such Interest Period.

         "ADJUSTED TOTAL ASSETS" shall have the meaning set forth on the date hereof under applicable regulations of any regulatory agency having authority on the date hereof as such regulations are applicable to the Borrower, or if such regulations are amended hereafter to define Adjusted Total Assets more restrictively, as set forth in such later amended regulations.


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


         "ADMINISTRATIVE AGENT" has the meaning set forth in the introductory paragraph of this Agreement.

         "AFFILIATE" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; PROVIDED, HOWEVER, in no event shall the Administrative Agent or any Lender be deemed an Affiliate of the Borrower or any Subsidiaries.

         "AGREEMENT" has the meaning set forth in the introductory paragraph of this Agreement, as the same may be amended or otherwise modified.

         "ALLOWANCE FOR LOAN AND LEASE LOSSES" shall have the meaning set forth from time to time under applicable regulations of any regulatory agency having authority on the applicable date, as applicable to the Borrower, or if not applicable to the Borrower per se, as applicable to the Bank Subsidiaries on a combined basis applied to the Borrower.

         "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Account, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Account on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Accounts of such Type are to be made and maintained.

         "APPLICABLE RATE" has the meaning set forth in SECTION 3.1 hereof.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and its assignee and accepted by the Administrative Agent pursuant to SECTION 13.8(b) hereof, in substantially the form of EXHIBIT "B" hereto.

         "BANK OF AMERICA" means Bank of America, N.A.

         "BANK SUBSIDIARY" means FirstMerit Bank, N.A. and any other Subsidiary of the Borrower that is a bank.

         "BANKRUPTCY CODE" has the meaning set forth in SECTION 11.1(e).

         "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.50%), and (b) the Prime Rate for such day.



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Any change in the Base Rate due to a change in the Prime Rate or the Federal
Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "BASE RATE ACCOUNT" means a portion of a Loan that bears interest at a rate based upon the Base Rate.

         "BORROWER" has the meaning set forth in the introductory paragraph of this Agreement.

         "BUSINESS DAY" means (a) any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the States of Ohio and California or is a day on which banking institutions located in either of such States are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Loans subject to Libor Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CALL REPORT" has the meaning specified in SECTION 8.1(e).

         "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "CHANGE OF CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.

         "CLOSING DATE" means November 29, 1999, but in any event no later than December 15, 1999.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITMENT PERCENTAGE" means, as to any Lender, the percentage equivalent of the amount of the Revolving Commitment of such Lender divided by the aggregate amount of all the Revolving Commitments of all of the Lenders.

         "COMPLIANCE CERTIFICATE" means a certificate in substantially the form of EXHIBIT "C" hereto, properly completed and executed by the chief financial officer of the Borrower.

         "CONTINUE", "CONTINUATION", and "CONTINUED" shall refer to the continuation pursuant to SECTION 3.5 hereof of a Libor Account from one Interest Period to the next Interest Period.


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         "CONTRACT RATE" has the meaning specified in SUBSECTION 13.12(a).

         CONVERT", "CONVERSION", and "CONVERTED" shall refer to a conversion pursuant to SECTION 3.4 or ARTICLE 5 of one Type of Account into another Type of Account.

         "DEBT" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established to the satisfaction of the Administrative Agent; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt or (ii) the fair market value of the property or asset encumbered, as determined by the Administrative Agent in its reasonable discretion; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan (excluding obligations to deliver stock in respect of stock options or stock ownership plans); and (i) all vested obligations of such Person for the payment of money under any noncompete, consulting or similar arrangements providing for the deferred payment of the purchase price for an acquisition consummated prior to the date hereof.

         "DEFAULT" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "DEFAULT RATE" means, in respect of any principal of any Loan or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Applicable Rate for Base Rate Accounts as in effect from time to time (PROVIDED, that if such amount in default is principal of a Loan subject to a Libor Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Account for such Interest Period as provided in
SECTION 3.1, and, thereafter, the rate provided for above in this definition).

         "DOLLARS" and "$" mean lawful money of the United States of America.

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         "DOUBLE LEVERAGE RATIO" means the ratio of (a) equity investments of the Borrower in its Subsidiaries to (b) consolidated net worth of the Borrower and its Subsidiaries, in each case as reported in the Borrower's financial statements delivered pursuant to SECTIONS 8.1(a) and 8.1(b).

         "ELIGIBLE ASSIGNEE" has the meaning specified in SUBSECTION 13.8(b)(i).

         "ENVIRONMENTAL LAWS" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

         "ENVIRONMENTAL LIABILITIES" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

         "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "EVENT OF DEFAULT" has the meaning specified in SECTION 11.1.

         "EXISTING INDEBTEDNESS" means Debt of the Borrower under that certain Credit Agreement dated as of April 29, 1998, among the Borrower, Bank of America, National Trust and Savings Association, as agent, and the other financial institutions party thereto, in a maximum aggregate principal amount of $75,000,000.

         "FACILITY FEE RATE" means fifteen hundredths of one percent (0.15%) per annum.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the


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next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of the principal functions thereof.

         "FISCAL QUARTERS" means the three (3) month periods falling in each Fiscal Year ending March 31, June 30, September 30, and December 31.

         "FISCAL YEAR" means a twelve (12) month period ending December 31.

         "GAAP" means generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with SECTION 1.3 hereof), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for an obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase, repurchase or otherwise acquire such Debt or other obligation or any security therefor, (b) to advance or provide funds for the payment or discharge of any such Debt or obligation, or to maintain working capital or equity capital of such other Person or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such other Person,
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Debt or obligation of the ability of such other Person to make payment of such Debt or obligation, or (d) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as


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mutually determined by the Borrower and the Administrative Agent in good faith.
The term "Guarantee" used as a verb has a corresponding meaning.

         "HAZARDOUS MATERIAL" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law as a result of its hazardous or toxic nature.

         "INTEREST PERIOD" means with respect to any Libor Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or the last day of the next preceding Interest Period with respect to such Libor Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in SECTION 3.4 or 4.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on such Termination Date; (c) no more than six (6) Interest Periods shall be in effect at the same time; and (d) no Interest Period for any Libor Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Account shall not be available hereunder.

         "LEAD ARRANGER" has the meaning set forth in the introductory paragraph of this Agreement.

         "LENDER" has the meaning set forth in the introductory paragraph of this Agreement.

         "LEVERAGE RATIO" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, at any time, the ratio of its Tier One Capital to its Adjusted Total Assets.

         "LIBOR ACCOUNT" means a portion of a Loan that bears interest at a rate based upon the Adjusted Libor Rate.

         "LIBOR RATE" means, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Libor Rate" shall mean, for any Libor Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the


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applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "LIBOR RATE MARGIN" means forty-five hundredths of one percent (0.45%).

         "LIEN" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "LOAN DOCUMENTS" means this Agreement, the Notes and all other agreements, documents and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "LOANS" means Revolving Loans.

         "LOANS OUTSTANDING" means, for any Person, the sum of loans and direct lease financings, net of unearned income, by such Person and its Subsidiaries on a consolidated basis.

         "MATERIAL ADVERSE EFFECT" means any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the prospects, business or financial condition or performance of the Borrower or of the Borrower and its Subsidiaries taken as a whole, (b) the ability of such Person to pay and perform the Obligations for which such Person is responsible when due, or (c) the validity or enforceability of (i) any of the Loan Documents or (ii) the rights and remedies of the Administrative Agent or the Lenders under any of the Loan Documents.

         "MAXIMUM RATE" means, at any time and with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate.

         "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "NON-PERFORMING ASSETS" means, as applied to Loans Outstanding of a Person, (i) Loans Outstanding that are not accruing interest, have been classified as renegotiated pursuant to guidelines established by the Federal Financial Institutions Council or are 90 days or more past due in the payment of principal or interest PLUS (ii) Other Real Estate Owned by such Person.

         "NON-PERFORMING PERCENTAGE" means, for any Person, the quotient of such Person's (a) Non-Performing Assets outstanding divided by (b) Loans Outstanding plus Other Real Estate Owned.

         "NOTES" means the Revolving Notes referred to in SECTION 2.2.

         "NOTICE OF BORROWING" has the meaning specified in SECTION 4.3.

         "OBLIGATIONS" means any and all obligations, indebtedness, and liabilities of the Borrower to the Administrative Agent and the Lenders, or any of them, arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, interest on the Loans and all fees, costs, and expenses (including attorneys' fees) provided for in the Loan Documents.

         "OTHER REAL ESTATE OWNED" of a Person means "other real estate owned" as shown in the financial statements of such Person prepared in accordance with GAAP.

         "OUTSTANDING REVOLVING CREDIT" means, at any time of determination, the aggregate amount of Revolving Loans then outstanding (or when calculated with respect to a Lender, including the Administrative Agent as a Lender, such Lender's pro rata share of the Revolving Loans then outstanding).

         "PAYOR" has the meaning specified in SECTION 4.8.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "PERMITTED LIENS" means the Liens permitted by SECTION 9.1.

         "PERSON" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "PLAN" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "PRIME RATE" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

         "PRINCIPAL OFFICE" means the principal office of the Administrative Agent, located at 555 South Flower Street, 9th Floor, Mail Code CA9-706-09-03, Los Angeles, California 90071.

         "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

         "QUARTERLY PAYMENT DATE" means the last day of March, June, September and December of each year, the first of which shall be December 31, 1999.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "REGULATORY CHANGE" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

         "REMEDIAL ACTION" means all actions required under applicable Environmental Laws to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care but shall not include such actions taken in the normal course of business and in material compliance with Environmental Laws.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

         "REQUIRED LENDERS" means Lenders having (a) more than fifty percent (50%) of the Revolving Commitments or (b) if the Revolving Commitments have terminated or have otherwise been fulfilled, more than fifty percent (50%) of the outstanding principal amount of the Loans.

         "REQUIRED PAYMENT" has the meaning specified in SECTION 4.8.

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which the Person or any of its property is subject.

         "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Libor Accounts, "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Libor Accounts. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "REVOLVING COMMITMENT" means, as to each Lender, the obligation of such Lender to make advances of funds in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto (or if applicable, the most recent Assignment and Acceptance executed by it) under the heading "Revolving Commitment", as the same may be reduced or terminated pursuant to SECTION 2.6,
SECTION 4.4 or SECTION 11.2. The aggregate amount of all the Revolving Commitments as of the Closing Date equals One Hundred Fifty Million Dollars ($150,000,000).

         "REVOLVING LOANS" means, as to any Lender, the advances made by such Lender pursuant to SECTION 2.1.

         "REVOLVING NOTES" means the revolving promissory notes provided for by
SECTION 2.2 and all amendments or other modifications thereof.

         "RISK-WEIGHTED ASSETS" means, for any Person, the value of the assets of such Person and its Subsidiaries, including adjusted off-balance sheet items, all as calculated pursuant to risk-based capital guidelines in effect from time to time with the applicable regulatory agency.

         "SUBSIDIARY" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower and/or one or more of the Subsidiaries of the Borrower.

         "TAXES" has the meaning specified in SECTION 5.6.

         "TERMINATION DATE" means November 27, 2000, as such date may by extended from time to time with respect to some or all of the Lenders pursuant to SECTION 2.7.

         "TIER ONE CAPITAL" shall have the meaning set forth on the date hereof under applicable regulations of any regulatory agency having authority on the date hereof as such regulations are applicable to the Borrower, or if such regulations are amended hereafter to define Tier One Capital more restrictively, as set forth in such later definition.

         "TIER TWO CAPITAL" shall have the meaning set forth on the date hereof under applicable regulations of any regulatory agency having authority on the date hereof as such regulations are applicable to the Borrower, or if such regulations are amended hereafter to define Tier Two Capital more restrictively, as set forth in such later definition.

         "TYPE" shall mean either type of Account (i.e., a Base Rate Account or Libor Account).

         "WELL-CAPITALIZED" shall have the meaning promulgated by any regulatory agency having authority on the date hereof, as applicable to the Borrower; PROVIDED, HOWEVER, that to the extent such term is not applicable to the Borrower per se under statutes and regulations, but is applied to the Borrower under this Agreement, it shall be applied to the Bank Subsidiaries on a combined basis; PROVIDED, FURTHER, that if at any time requirements of the designation "Well-Capitalized" promulgated by such regulatory authority shall be modified so as to define the requirements for such designation more restrictively than the existing requirements, then such requirements set forth herein shall be changed to reflect such later modification; PROVIDED, FURTHER, if at any time such regulatory authority shall determine that such Person is not "Well-Capitalized" (within the meaning of the regulations promulgated by such authority then in effect), such Person shall be deemed not to be Well-Capitalized for purposes of this Agreement, without regard to whether such Person shall meet the requirements of the definition of such term set forth in this Agreement as in effect at such time.

         "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary that (i) is owned 100% by the Borrower and/or a Subsidiary, and (ii) is organized under the laws of a state within the United States of America.

         "YEAR 2000 COMPLIANT" has the meaning set forth in SECTION 7.21 hereof.

         "YEAR 2000 PROBLEM" has the meaning set forth in SECTION 7.21 hereof.

         Section 1.2 OTHER DEFINITIONAL PROVISIONS. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement.

         Section 1.3 ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and the Lenders hereunder shall be prepared, in accordance with GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in SECTION 7.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in SECTION 7.2. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Years is calculated without the prior written consent of the Required Lenders. In the event any changes in accounting principles required by GAAP, recommended by the Borrower's certified public accountants or requested by the Borrower (or that the Borrower otherwise requests and the Administrative Agent and Required Lenders agree to accept, such agreement not unreasonably to be denied) and implemented by the Borrower occur and such changes result in a change in the method of the calculation of financial covenants under this Agreement, then the Borrower, the Administrative Agent and the Required Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Administrative Agent, the Borrower and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

         Section 1.4 TIME OF DAY. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Los Angeles, California time.

                                    ARTICLE 2

                            Revolving Credit Facility
                            -------------------------

         Section 2.1 REVOLVING COMMITMENTS. Subject to the terms and conditions of this Agreement, each Lender who has agreed to provide a Revolving Commitment severally agrees to make advances to the Borrower from time to time from and including the Closing Date to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Revolving Commitment as then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Libor Accounts thereunder and, until the Termination Date, the Borrower may Continue Libor Accounts established under the Revolving Loans or Convert Accounts established under the Revolving Loans of one Type into Accounts of the other Type. Accounts of each Type under the Revolving Loan made by each Lender shall be established and maintained at such Lender's Applicable Lending Office for Revolving Loans of such Type.

         Section 2.2 NOTES. The Revolving Loans made by a Lender shall, if requested by a Lender, be evidenced by a single promissory note of the Borrower in substantially the form of EXHIBIT "A" hereto, payable to the order of such Lender, in the maximum principal amount equal to its Revolving Commitment as originally in effect (or, if greater, its Revolving Commitment thereafter increased) and otherwise duly completed.

         Section 2.3 REPAYMENT OF REVOLVING LOANS. Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all Revolving Loans is due and payable, and shall be repaid by Borrower in full, not later than the Termination Date.

         Section 2.4 USE OF PROCEEDS. Subject to the terms of this Agreement, the proceeds of the Revolving Loans shall be used by the Borrower (i) for working capital, (ii) to finance non-hostile acquisitions, (iii) to refinance the Existing Indebtedness and (iv) for other general corporate purposes not in contravention of any Requirement of Law or this Agreement.

         Section 2.5 FEES.

                  (a) FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the total amount of such Lender's Revolving Commitment for the period from and including the Closing Date to and including the Termination Date, at a per annum rate equal to the Facility Fee Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Accrued facility fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

                  (b) UTILIZATION FEE. In the event and for the period of time that the aggregate principal amount of Loans outstanding equals or exceeds one-half of the aggregate Commitments under this Agreement, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee on the daily average utilized or funded amount of such Lender's Commitment for such period, for any period from and including the Closing Date to and including the Termination Date, at a rate of one-eighth of one percent (0.125%) per annum. Accrued utilization fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

         Section 2.6 TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. The Borrower shall have the right to terminate fully or to reduce in part the unused portion of the Revolving Commitments at any time and from time to time, PROVIDED that: (a) the Borrower shall give the

Administrative Agent at least one (1) Business Day notice of each such termination or reduction as provided in SECTION 4.3 hereof; and (b) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000) or a greater multiple of One Million Dollars ($1,000,000). The Revolving Commitments may not be reinstated after they have been terminated or reduced.

         Section 2.7 EXTENSIONS OF THE TERMINATION DATE. The Termination Date may be extended annually, in the manner set forth in this SECTION 2.7, in each case for a period of 364 days measured from the Termination Date then in effect. If the Borrower wishes to request an extension of the Termination Date, it shall give notice to that effect to the Administrative Agent not less than 45 days nor more than 60 days prior to the Termination Date then in effect. If the Administrative Agent approves of the requested extension of the Termination Date, the Administrative Agent shall promptly notify each Lender of receipt of such request. Each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Lender), by notice to the Borrower and the Administrative Agent within 21 days of receipt of such request. Subject to the execution by the Borrower, the Administrative Agent and such Lenders of a duly completed Extension Agreement in substantially the form of EXHIBIT "D", the Termination Date applicable to the Commitment of each Lender so affirmatively notifying the Borrower and the Administrative Agent shall be extended for the period specified above; PROVIDED that no Termination Date of any Lender shall be extended unless Lenders having at least 75% in aggregate amount of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments. Any Lender which does not give such notice to the Borrower and the Administrative Agent shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Lender shall terminate on the Termination Date determined without giving effect to such requested extension. The Borrower, at its discretion, will have the right at any time to seek a substitute bank or banks (which may be one or more of the existing Lenders) for any Lender which does not elect to extend its Commitment; PROVIDED that (i) such new Person shall be an Eligible Assignee and such new Person shall execute an Assignment and Acceptance, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find such other Person, and (iii) in order for the Borrower to be entitled to replace such Lender, such replacement must take place no later than fifteen (15) days after the date the Lender shall notify the Borrower and the Administrative Agent that it will not extend the Termination Date of its Commitment or the expiration of the 21 day notice period (at which time the Lender shall be deemed to have refused to extend the Termination Date). If the Borrower does not replace any Lender which has not elected to extend its Commitment, the aggregate Commitments shall be reduced by the amount of such Lender's Commitment.


                                    ARTICLE 3

                                Interest and Fees
                                -----------------

         Section 3.1 INTEREST RATE. The Borrower shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Applicable Rate. The term "APPLICABLE RATE" means:

                  (a) during the period that such Loans or portions thereof are subject to a Base Rate Account, the Base Rate; and

                  (b) during the period that such Loans or portions thereof are subject to a Libor Account, the Adjusted Libor Rate plus the Libor Rate Margin.

         Section 3.2 PAYMENT DATES. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of Loans subject to Base Rate Accounts, on each Quarterly Payment Date and on the Termination Date of such Loan; (ii) in the case of Loans subject to Libor Accounts and with respect to each such Account, on (A) the last day of the Interest Period with respect thereto, (B) in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period, and (C) on the Termination Date of such Loan.

         Section 3.3 DEFAULT INTEREST. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Borrower will pay to the Administrative Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Administrative Agent or such Lender.

         Section 3.4 CONVERSIONS AND CONTINUATIONS OF ACCOUNTS. Subject to
SECTION 4.2 hereof, the Borrower shall have the right from time to time to Convert all or part of any Base Rate Account in existence under a Loan into a Libor Account under the same Loan or to continue Libor Accounts in existence under a Loan as Libor Accounts under the same Loan, PROVIDED that: (a) the Borrower shall give the Administrative Agent notice of each such Conversion or Continuation as provided in SECTION 4.3 hereof; (b) subject to SECTION 5.3 hereof, a Libor Account may only be Converted on the last day of the Interest Period therefor; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made without the consent of the Administrative Agent and the Required Lenders while a Default has occurred and is continuing.

         Section 3.5 COMPUTATIONS. Except for interest payable by the Borrower on Base Rate Accounts and fees payable pursuant to SECTION 2.5 hereof, which shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed, interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable unless such calculation would result in a rate that exceeds the Maximum Rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                    ARTICLE 4

                             Administrative Matters
                             ----------------------

         Section 4.1 BORROWING PROCEDURE. The Borrower shall give the Administrative Agent, and the Administrative Agent will give the Lenders, notice of each borrowing under the Commitments in accordance with SECTION 4.3 hereof. Not later than 11:00 a.m. on the date specified for each borrowing under the applicable Commitment, each Lender obligated with respect to such Commitment will make available the amount of the Loan to be made by it on such date to the Administrative Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amounts received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by 12:00 noon at the Borrower's direction by transferring the same, in immediately available funds by wire transfer, automated clearinghouse debit or interbank transfer to (a) a bank account of the Borrower designated by the Borrower in writing or (b) a Person or Persons designated by the Borrower in writing. Without limiting the other terms and conditions of this Agreement, at the time of each borrowing hereunder Borrower must be current in the delivery of all Compliance Certificates required to be delivered to the Administrative Agent and the Lenders pursuant to this Agreement.

         Section 4.2 MINIMUM AMOUNTS. Except for prepayments and Conversions pursuant to SECTION 4.4(a) and ARTICLE 5 hereof, each Base Rate Account applicable to a Loan and each prepayment of principal of a Loan shall be in a minimum principal amount of One Million Dollars ($1,000,000) or any larger amount in increments of Five Hundred Thousand Dollars ($500,000). Each LIBOR Account applicable to a Loan shall be in a minimum principal amount of Five Million Dollars ($5,000,000) or any larger amount in increments of Five Hundred Thousand Dollars ($500,000).

         Section 4.3 CERTAIN NOTICES. Notices by the Borrower to the Administrative Agent of terminations or reductions of Commitments, of borrowings and prepayments of Loans and of Conversion and Continuations of Accounts shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 9:00 a.m. on the Business Day prior to (or, with respect to Base Rate Accounts, on) the date of the relevant termination, reduction, borrowing, Conversion, Continuation or other repayment specified below:

=============================================================================================================

                                    Notice                                     Number of Business Days Prior

Termination or reduction of Commitments                                                      1
-------------------------------------------------------------------------------------------------------------

Borrowing of Loans subject to Base Rate Accounts, prepayment or repayment of
Loans subject to Base Rate Accounts, Conversions into Base Rate Accounts                     1
-------------------------------------------------------------------------------------------------------------

Borrowing, prepayment or repayment of Loans subject to Libor Accounts,
Conversions into or Continuations as Libor Accounts                                          3
=============================================================================================================

Any notices of the type described in this SECTION 4.3 which are received by the Administrative Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Commitments to be affected and the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment (a "Notice of Borrowing") shall be in the form of EXHIBIT "E" hereto and shall specify (a) the Loans to be borrowed or prepaid or the Accounts to be Converted or Continued; (b) the amount (subject to SECTION 4.2 hereof) to be borrowed, Converted, Continued or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing, the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Libor Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). Any notices by the Borrower of the type described in this SECTION 4.3 may be made orally or in writing and, if made orally, must be confirmed in writing not more than two (2) Business Days after the notice is given. The Administrative Agent shall notify the Lenders of the contents of each such notice on the date of its receipt of the same or, if received on or after the applicable time set forth above on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Loan, or the duration of any Interest Period for any Libor Account, within the time period and otherwise as provided in this SECTION 4.3, such Account (if outstanding as a Libor Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Loans subject to a Libor Account, Convert any Base Rate Accounts into Libor Accounts, or Continue any Libor Account as a Libor Account if the Applicable Rate for such Libor Accounts would exceed the Maximum Rate.

         Section 4.4 PREPAYMENTS.

                  (a) MANDATORY. If at any time the Outstanding Revolving Credit exceeds the aggregate Revolving Commitments, the Borrower shall, within one (1) Business Day after the occurrence thereof, prepay the Outstanding Revolving Loans by the amount of the excess, such prepayments of Outstanding Revolving Loans to be applied first to Base Rate Accounts and thereafter to LIBOR Accounts with the shortest remaining Interest Periods.

                  (b) OPTIONAL. Subject to SECTION 4.2 hereof and the provisions of this CLAUSE (b), the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Administrative Agent as specified in SECTION 4.3 hereof, prepay or repay any Loan in full or in part. Loans subject to a Libor Account may be prepaid or repaid only on the last day of the Interest Period applicable thereto unless (i) the Borrower pays to the Administrative Agent for the account of the applicable Lenders any amounts due under SECTION 5.5 hereof as a result of such prepayment or repayment or (ii) after giving effect to such prepayment or repayment, the aggregate principal amount of the Libor Accounts applicable to the Loan being prepaid or repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Loan after such prepayment or repayment.

         Section 4.5 METHOD OF PAYMENT. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower under the Loan Documents shall be made to the Administrative Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 10:00 a.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Administrative Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to SECTION 4.6 hereof and provided that when applying any such amounts to any Loans, Loans subject to Base Rate Accounts shall be prepaid in full prior to any application to Loans subject to Libor Accounts). Each payment received by the Administrative Agent under any Loan Document for the account of a Lender shall be paid to such Lender by 11:00 a.m. on the date the payment is deemed made to the Administrative Agent in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 4.6 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Lenders holding Commitments for such Loan, each payment of fees under SECTION 2.5 hereof shall be made for the account of the Lenders holding Revolving Commitments, and each termination or reduction of the Commitments shall be applied to the Commitments of the Lenders holding the applicable Commitments, pro rata according to their respective Commitment Percentages (calculated with respect to the Commitments for the Loans in question only); (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by SECTION 5.4 hereof) shall be made pro rata among the Lenders holding Accounts of such Type according to their respective Commitment Percentages (calculated with respect to the Commitments for the Loans in question only); and (c) each payment and prepayment of principal of or interest on Loans by the Borrower shall be made to the Administrative Agent for the account of the Administrative Agent or the Lenders holding such Loans pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Administrative Agent or such Lenders; PROVIDED that as long as no default in the payment of interest exists, payments of interest made when Lenders are holding different types of Accounts applicable to the same Loan as a result of the application of SECTION 5.4, shall be made to the Lenders in accordance with the amount of interest owed to each. If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent.

         Section 4.7 SHARING OF PAYMENTS. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder directly (and not through the Administrative Agent) through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 4.8 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "PAYOR") prior to the date on which such Lender is to make payment to the Administrative Agent hereunder or the Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, (a) the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period, and (b) the Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing CLAUSE (a).

                                    ARTICLE 5

                             Change in Circumstances
                             -----------------------

         Section 5.1 INCREASED COST AND REDUCED RETURN.

                  (a) INCREASED COST. If, after the date hereof, any Regulatory Change or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority, central bank, or comparable agency:

                           (i) shall subject such Lender (or its Applicable
                  Lending Office) to any tax, duty, or other charge with respect to any Libor Accounts, its Notes, or its obligation to make Libor Accounts, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Libor Accounts (other than franchise taxes or taxes imposed on or measured by the net income of such Lender by the jurisdiction in which such Lender is organized, has its principal office or such Applicable Lending Office or is doing business);

                           (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Libor Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitments of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Libor Accounts or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Libor Accounts, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this SECTION 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or maintain Libor Accounts, or to Convert Base Rate Accounts into Libor Accounts, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 5.4 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such

         Lender to be material, then from time to time upon demand, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) CLAIMS UNDER THIS SECTION 5.1. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to such compensation pursuant to this SECTION 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 5.2 LIMITATION ON LIBOR ACCOUNTS. If on or prior to the first day of any Interest Period for any Libor Account:

                  (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Libor Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Adjusted Libor Rate will not adequately and fairly reflect the cost to the Lenders of funding Libor Accounts for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof specifying the amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Libor Accounts, Continue Libor Accounts, or to Convert Base Rate Accounts into Libor Accounts and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Accounts, either prepay such Libor Accounts or Convert such Libor Accounts into Base Rate Accounts in accordance with the terms of this Agreement.

         Section 5.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Libor Accounts hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Libor Accounts and to Convert Base Rate Accounts into Libor Accounts shall be suspended until such time as such Lender may again make, maintain, and fund Libor Accounts (in which case the provisions of SECTION
5.4 shall be applicable).

         Section 5.4 TREATMENT OF AFFECTED ACCOUNTS. If the obligation of any Lender to make a particular Libor Account or to Continue, or to Convert Base Rate Accounts into, Libor Accounts shall be suspended pursuant to SECTIONS 5.1 or 5.3 hereof (Accounts of such Type being herein called "AFFECTED ACCOUNTS"), such Lender's Affected Accounts shall be automatically Converted into Base


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

Rate Accounts on the last day(s) of the then current Interest Period(s) for the Affected Accounts (or, in the case of a Conversion required by SECTION 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Accounts have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Accounts shall be applied instead to its Base Rate Accounts; and

                  (b) all Accounts that would otherwise be made or Continued by such Lender as Libor Accounts shall be made or Continued instead as Base Rate Accounts, and all Accounts of such Lender that would otherwise be Converted into Libor Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in SECTIONS 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Accounts no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Accounts made by other Lenders are outstanding, such Lender's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Accounts, to the extent necessary so that, after giving effect thereto, all Accounts held by the Lenders holding Libor Accounts and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

         Section 5.5 COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion by the Borrower of a Libor Account for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Libor Account; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         ARTICLE 6 to be satisfied) to borrow, Convert, Continue, or prepay a Libor Account on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Section 5.6 TAXES. (a) WITHHOLDING TAXES. Except as otherwise provided in this Agreement, any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and each Agent, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or such Agent (as the case may be) is organized, located or doing business or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If the Borrower or any of its Subsidiaries shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 5.6) such Lender or such Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the applicable Subsidiary shall make such deductions, (iii) the Borrower or the applicable Subsidiary shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower or the applicable Subsidiary shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (a) STAMP TAXES, ETC. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

                  (b) TAX INDEMNIFICATION. BORROWER AGREES TO INDEMNIFY EACH LENDER AND THE ADMINISTRATIVE AGENT PARTY FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 5.6) PAID BY SUCH LENDER (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

         Section 5.7 WITHHOLDING TAX EXEMPTION. Each Lender and Agent organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal

Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to a complete exemption from tax on payments pursuant to any of the Loan Documents or
(b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate representing that such non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from United States Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents. For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to this SECTION 5.7 and thereby to establish complete exemption from United States withholding tax (unless such failure to establish complete exemption from United States withholding tax is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), (A) the Borrower or the applicable Subsidiary shall deduct all required Taxes from any amounts payable to such Lender under any Loan Document,
(B) the Borrower or the applicable Subsidiary shall pay the full amount allocated to the relevant taxing authority or other authority in accordance with applicable law, (C) the Borrower or the applicable Subsidiary shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof and (D) such Lender shall not be entitled to an indemnification or increases in the sum payable under SECTIONS 5.6 or 12.5 with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                                    ARTICLE 6

                              Conditions Precedent
                              --------------------

         Section 6.1 INITIAL LOAN. The obligation of each Lender to make its initial Loan is subject to the following conditions precedent:

                  (a) DELIVERIES. The Administrative Agent shall have received on or before the Closing Date and on or before the day of any such Loan all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to the Administrative
         Agent:

                           (i) RESOLUTIONS; AUTHORITY. Resolutions of the Board
                  of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

                           (ii) INCUMBENCY CERTIFICATE. A certificate of
                  incumbency certified by the Secretary or an Assistant Secretary of the Borrower certifying the names of its officers
                  (A) who are authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby.

                           (iii) ORGANIZATIONAL DOCUMENTS. The articles of
                  incorporation of the Borrower certified by the Secretary of State of the state of its incorporation and dated a current date.

                           (iv) BYLAWS. The bylaws of the Borrower certified by
                  its Secretary or an Assistant Secretary.

                           (v) GOVERNMENTAL CERTIFICATES. Certificates of the
                  appropriate government officials of the state of incorporation of the Borrower as to its existence and, to the extent applicable, good standing and certificates of the appropriate government officials of the state in which the Borrower's principal business office is located, as to the Borrower's qualification to do business and good standing in such state, all dated a current date.

                           (vi) NOTES. The Notes executed by the Borrower dated
                  the date hereof.

                           (vii) OPINION OF COUNSEL. Opinions of legal counsel
                  to the Borrower and the Subsidiaries from such jurisdictions, and as to such matters, as the Administrative Agent may reasonably request;

                           (viii) LETTER OF DIRECTION. A letter of direction
                  from the Borrower addressed to Administrative Agent with respect to the disbursement of the proceeds of the Loans.

                           (ix) COMPLIANCE CERTIFICATE. A Compliance Certificate
                  demonstrating compliance with ARTICLE 10.

                           (x) FINANCIAL STATEMENTS. The Consolidated Financial
                  Statements of the Borrower and its Subsidiaries for the fiscal years ended December 31 in each of 1996, 1997 and 1998, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP in form acceptable to the Administrative Agent.

                  (b) ATTORNEYS' FEES AND EXPENSES. The costs and expenses (including attorneys' fees) referred to in SECTION 13.1 hereof for which statements have been presented shall have been paid in full;

                  (c) PAYMENT OF EXISTING INDEBTEDNESS. The Existing Indebtedness shall be paid or satisfied in full utilizing the proceeds of the initial Loans to be made under this Agreement and the Existing Indebtedness facilities shall have been terminated;

                  (d) COMPLIANCE WITH LAWS. As of the Closing Date, each Person that is a party to this Agreement or any of the other Loan Documents shall have complied with all requirements of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the other Loan Documents;

                  (e) NO PROHIBITIONS. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement or the other Loan Documents or otherwise have a Material Adverse Effect on the Borrower or any of its Subsidiaries;

                  (f) NO MATERIAL ADVERSE CHANGE. As of the Closing Date, no material adverse change shall have occurred with respect to the condition (financial or otherwise), business, operations, assets or prospects of the Borrower or any of its Subsidiaries since June 30, 1999;

                  (g) NO MATERIAL LITIGATION. As of the Closing Date, no action, suit, investigation or proceeding shall be pending or threatened before any court, arbitrator or any Governmental Authority that purports to affect the Borrower or its Subsidiaries or any transaction contemplated by the Loan Documents that could result in a Material Adverse Effect as to any of them or that could have an adverse effect on the ability of the Borrower or any of its Subsidiaries to perform their Obligations under the Loan Documents;

                  (h) COMPLIANCE WITH FINANCIAL OBLIGATIONS. As of the Closing Date, each of the Borrower and its Subsidiaries shall be in compliance with all of their respective existing financial obligations;

                  (i) DUE DILIGENCE. Completion of the Administrative Agent's due diligence review of the Borrower and its Subsidiaries in scope and substance satisfactory to the Administrative Agent in its sole discretion and receipt and review, in connection therewith with results satisfactory to the Administrative Agent and its counsel, of information regarding Year 2000 compliance (confirming the representation set forth in SECTION 7.21), litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and its Subsidiaries;

                  (j) ADDITIONAL DOCUMENTATION. The Administrative Agent shall have received such additional approvals, opinions, or other documentation as the Administrative Agent may reasonably request.

         Section 6.2 ALL LOANS. The obligation of each Lender to make any Loan (including the initial Loan) is subject to the following additional conditions precedent:

                  (a) NO DEFAULT. No Default shall have occurred and be continuing, or would result from such Loan; and

                  (b) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in ARTICLE 7 hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

Each notice of borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in SUBSECTIONS 6.2(a) and 6.2(b) hereof have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

                                    ARTICLE 7

                         Representations and Warranties
                         ------------------------------

         To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

         Section 7.1 CORPORATE EXISTENCE. The Borrower and each Subsidiary is
(a) a corporation or association duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Borrower has the power and authority to execute, deliver, and perform its respective obligations under the Loan Documents to which it is or may become a party.

         Section 7.2 FINANCIAL STATEMENTS. The Borrower has delivered to the Administrative Agent the audited financial statements for the Borrower as of, and for the each of the twelve month


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periods ending, respectively, December 31, 1996, December 31, 1997 and December
31, 1998 (the "AUDITED STATEMENTS"). All financial statements concerning the Borrower and its Subsidiaries have been prepared in accordance with GAAP, and present fairly, the financial condition of the Borrower and its Subsidiaries, as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no Material Adverse Effect in respect of the Borrower since the effective date of the Audited Statements.

         Section 7.3 CORPORATE ACTION; NO BREACH. The execution, delivery, and performance by the Borrower of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, partnership agreements or bylaws of the Borrower, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any of its Subsidiaries.

         Section 7.4 OPERATION OF BUSINESS. The Borrower and each of the Subsidiaries possess all approvals, consents, authorization, licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of the Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing where such violation could reasonably be expected to have a Material Adverse Effect.

         Section 7.5 LITIGATION AND JUDGMENTS. To the Borrower's knowledge there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against the Borrower or any of its Subsidiaries.

         Section 7.6 RIGHTS IN PROPERTIES; LIENS. The Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including, as of the Closing Date, the properties, assets, and leasehold interests reflected in the financial statements described in SECTION 7.2 hereto, and none of such properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by SECTION 9.1 hereto. All of the Liens existing as of the Closing date are listed on SCHEDULE 7.6 hereto.

         Section 7.7 ENFORCEABILITY. The Loan Documents to which the Borrower is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower, enforceable


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

against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 7.8 APPROVALS. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings and registrations which have been obtained.

         Section 7.9 TAXES. The Borrower and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all material income, franchise, employment, property, and sales tax returns, and have paid all of their respective material liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority with respect to any liability for tax or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

         Section 7.10 MARGIN SECURITIES. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X, as issued by the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 7.11 ERISA. The Borrower and each Subsidiary are in compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

         Section 7.12 DISCLOSURE. All factual information furnished by or on behalf of the Borrower or any Subsidiary in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and


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

all other such factual information hereafter furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender, are and will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         Section 7.13 SUBSIDIARIES; CAPITALIZATION. As of the Closing Date, the Borrower has no Subsidiaries other than those listed in SCHEDULE 7.13 hereto. All of the outstanding capital stock of the Borrower and each Subsidiary has been validly issued, is fully paid, is nonassessable and has not been issued in violation of any preemptive or similar rights.

         Section 7.14 AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party where such default could reasonably be expected to cause a Material Adverse Effect.

         Section 7.15 COMPLIANCE WITH LAWS. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except for unintentional violations which could not reasonably be expected to have a Material Adverse Effect.

         Section 7.16 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Borrower Company Act of 1935, as amended.

         Section 7.18 ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed on SCHEDULE 7.18, the Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in strict compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and its Subsidiaries with all Environmental Laws;

                  (b) The Borrower and each Subsidiary have obtained and maintained, and are in material compliance with, all material permits, licenses, and authorizations that are required under applicable Environmental Laws;

                  (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary (other than lubricants, cleaning solutions and similar materials used for maintenance in the ordinary course of business). The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets (other than lubricants, cleaning solutions and similar materials used for maintenance in the ordinary course of business);

                  (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                  (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of the Subsidiaries that could give rise to any Environmental Liabilities;

                  (f) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                  (g) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting an unauthorized Release; and

                  (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

         Section 7.19 EMPLOYEE MATTERS. As of the Closing Date, (a) neither the Borrower nor any Subsidiary, nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of the Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrower or any Subsidiary and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened between the Borrower or any Subsidiary and its respective employees.

         Section 7.20 SOLVENCY. As of and from and after the date of this Agreement, the Borrower and each of the Subsidiaries individually and on a consolidated basis: (a) owns and will own assets


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

the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

         Section 7.21 YEAR 2000 COMPLIANCE.

                  (a) The Borrower has (i) undertaken a detailed review and assessment of all areas within the business and operations of it and its Subsidiaries that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Borrower or its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and
         (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably anticipates that all computer applications that are material to the business and operations of it and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT").

                  (b) The Borrower has made inquiry of each of the key suppliers, vendors and customers of it and its Subsidiaries as to whether such Persons will on a timely basis be Year 2000 Compliant in all material respects and, on the basis of that inquiry, believes that all such Persons will be so compliant. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of the Borrower and its Subsidiaries the business failure of which would with reasonable probability be expected to have a Material Adverse Effect.

         Section 7.22 BANK HOLDING COMPANY ACT. The Borrower and its Subsidiaries are in compliance with the Bank Holding Company Act of 1956, as amended, except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.

         Section 7.23 DEPOSIT INSURANCE. Each Bank Subsidiary's deposit accounts are insured by the Bank Insurance Fund as administered by the Federal Deposit Insurance Corporation to the fullest extent permitted under applicable law.

                                    ARTICLE 8

                               Positive Covenants
                               ------------------

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

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe the following positive covenants:

         Section 8.1 REPORTING REQUIREMENTS. The Borrower will furnish to the Administrative Agent and each Lender directly:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending December 31, 1999, (i) a copy of the annual audit report of the Borrower and its Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent, to the effect that such report has been prepared in accordance with GAAP together with any management letter or other materials delivered by such accountants; and
         (ii) a copy of the annual unaudited report of the Borrower and its Subsidiaries for such Fiscal Year containing, on a consolidating basis balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, and in reasonable detail certified by the chief executive officer or chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operation of the Borrower and such significant business divisions, on a consolidating basis at the date and for the Fiscal Year then ended;

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters beginning with the Fiscal Quarter ending March 31, 2000, a copy of an unaudited financial report of the Borrower and its Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief executive officer or chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated and consolidating basis, at the date and for the periods indicated therein, subject to year-end audit adjustments;

                  (c) COMPLIANCE CERTIFICATE. As soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters and accompanying the annual financial statements delivered in accordance with SUBSECTION 8.1(a), a Compliance

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


         Certificate, together with schedules setting forth the calculations supporting the computations therein;

                  (d) NOTICE OF LITIGATION. Promptly after receipt by the Borrower or any Subsidiary of notice of the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator (including, without limitation, proceedings related to enforcement of Environmental Laws) affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

                  (e) CALL REPORTS. At any time when the Borrower or any Bank Subsidiary is not Well-Capitalized, simultaneously with delivery to the applicable regulatory authority, and in any event within sixty (60) days after the end of each Fiscal Quarter, a Consolidated Report of Conditions and Income ("CALL REPORT") for each Bank Subsidiary required to deliver a Call Report, as of the end of such Fiscal Quarter, each as certified by the respective cashier or other authorized officer of such Bank Subsidiary and any reports filed on Form F.R. Y-9C and Form F.R. Y-9LP by the Borrower;

                  (f) F.R. Y-9C AND F.R. Y-9LP QUARTERLY REPORTS. As soon as available, copies of the Borrower's and each Subsidiary's, as applicable, F.R. Y-9C and F.R. Y-9LP quarterly reports to the Federal Reserve Board;

                  (g) NOTICE OF DEFAULT. As soon as possible and in any event within two (2) Business Days after the chief executive officer, president, chief financial officer, any vice president, secretary, assistant secretary, treasurer or any assistant treasurer of the Borrower has knowledge of the occurrence of a Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (h) NOTICE OF MATERIAL ADVERSE EFFECT. As soon as possible and in any event within two (2) Business Days of the discovery of any event or condition that could reasonably be expected to have a Material Adverse Effect with respect to the Borrower or any of its Subsidiaries, written notice thereof;

                  (i) GENERAL INFORMATION. Promptly, such other information concerning the Borrower or any Subsidiary, as the Administrative Agent or any Lender may from time to time reasonably request.

         Section 8.2 MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, PROVIDED that a Subsidiary or Subsidiaries of the Borrower with assets valued, in the aggregate, at less than 5% of the Borrower's total equity during the period that any Loans are outstanding may fail to preserve and maintain its or their corporate existence and such

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


rights . The Borrower will, and will cause each Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices and use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill.

         Section 8.3 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 8.4 TAXES AND CLAIMS. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge (i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established or (ii) if the failure to pay the same would not result in a Lien on the property of the Borrower or any Subsidiary.

         Section 8.5 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by responsible corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations or entities and carry such other insurance as is usually carried by such corporations or entities.

         Section 8.6 INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, permit representatives and agents of the Administrative Agent and each Lender, during normal business hours and upon reasonable notice to the Borrower, to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants. The Borrower will authorize its accountants in writing (with a copy to the Administrative Agent) to comply with this SECTION 9.6. The Administrative Agent or its representatives may, at any time and from time to time at the Borrower's expense, conduct field exams for such purposes as the Administrative Agent may reasonably request.

         Section 8.7 KEEPING BOOKS AND RECORDS. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 8.8 COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP and satisfactory to the Administrative Agent are established with respect thereto.

         Section 8.9 COMPLIANCE WITH AGREEMENTS. The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which could not reasonably be expected to have a Material Adverse Effect.

         Section 8.10 FURTHER ASSURANCES. The Borrower will, and will cause each Subsidiary to, execute and deliver pursuant to this SECTION 8.10 such further documentation and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of the Loan Documents.

         Section 8.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability which could have a Material Adverse Effect.

         Section 8.12 YEAR 2000 COMPLIANCE. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers or vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         Section 8.13 HOLDING COMPANY STATUS; FDIC INSURANCE. The Borrower will continue to be a registered bank holding company or financial holding company in accordance with applicable law and will cause (a) each Bank Subsidiary's deposit accounts to be insured by the Bank Insurance Fund as administered by the Federal Deposit Insurance Corporation (or any successor thereof) to the fullest extent permitted under applicable law and (b) each Bank Subsidiary to continue to be an insured depository institution under the Federal Deposit Insurance Act, as amended.

                                    ARTICLE 9

                               Negative Covenants
                               ------------------

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, they will perform and observe the following negative covenants:

         Section 9.1 LIMITATION ON LIENS AND RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following:

                  (a) Liens created or assumed in the ordinary course of the banking or financial services business of the Borrower or any of its Subsidiaries;

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

                  (b) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially detract from the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses;

                  (c) Liens for taxes, assessments, or other governmental charges (but excluding Environmental Liens or Liens under ERISA) that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

                  (d) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business;

                  (e) Liens resulting from deposits to secure payments of worker's compensation, unemployment insurance or other social security programs or to secure the performance of tenders, statutory obligations, leases, insurance contracts, surety and appeal bonds, bids and other contracts incurred in the ordinary course of business (other than for payment of Debt);

                  (f) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate amount at any time outstanding for the Borrower and its Subsidiaries does not exceed $10,000,000;

                  (g) Liens against equipment arising from precautionary financing statement filings pursuant to the Uniform Commercial Code regarding operating leases entered into by the Borrower and its Subsidiaries in the ordinary course of business;

                  (h) Nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits and deposit accounts (including the right of setoff) held by such banking institutions in the ordinary course of business; provided that (i) such deposit accounts are not dedicated cash collateral accounts and are not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit accounts are not intended by the Borrower or any of its Subsidiaries to provide collateral to the banking institutions; and

                  (i) Liens against stock of the Borrower held as treasury shares or otherwise.

         Section 9.2 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the

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Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

         Section 9.3 DISPOSITION OF ASSETS. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise voluntarily dispose of (whether in one or a series of transactions) any material portions of the assets of the Borrower or any of its Subsidiaries except in the ordinary course of business.

         Section 9.4 LINES OF BUSINESS. The Borrower and its Subsidiaries will not engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof or a business reasonably related thereto. The Borrower will not, and will not permit any Subsidiary to, engage in any lines of business activity other than activities permitted for bank holding companies, financial holding companies or national banking associations under applicable law.

         Section 9.5 ENVIRONMENTAL PROTECTION. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

         Section 9.6 ERISA. The Borrower will not, and will not permit any of its Subsidiaries to:

                  (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created; or

                  (b) with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans.

         Section 9.7 USE OF PROCEEDS. The Borrower will not, and will not permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry "Margin Stock" (as that term is defined in Regulation T, U or X of the Federal Reserve Board), (ii) to repay or otherwise refinance indebtedness of the Borrower to others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to purchase stock unless approved by the board of directors of the company being acquired, or (v)

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to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act. Notwithstanding anything to the contrary contained herein, the Borrower may use any portion of the Loan Proceeds to purchase stock or other ownership interests in the Borrower.

         Section 9.8 ACCOUNTING. The Borrower will not make, and will not permit any of its Subsidiaries to make, any change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its Subsidiaries.

                                   ARTICLE 10

                               Financial Covenants
                               -------------------

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will maintain at all times the following capital ratios denoting a Well-Capitalized banking institution:

         Section 10.1 MINIMUM TOTAL CAPITAL TO RISK-WEIGHTED ASSETS RATIO. The Borrower will maintain at all times a ratio of (i) consolidated Tier One Capital PLUS consolidated Tier Two Capital to (ii) Risk-Weighted Assets greater than or equal to 10.0%.

         Section 10.2 MINIMUM TIER ONE CAPITAL TO RISK-WEIGHTED ASSETS RATIO. The Borrower will maintain at all times a ratio of consolidated Tier One Capital to Risk-Weighted Assets greater than or equal to 6.0%.

         Section 10.3 MINIMUM LEVERAGE RATIO. The Borrower will maintain at all times a Leverage Ratio greater than or equal to 5.0%.

         Section 10.4 MINIMUM ALLOWANCE FOR LOAN AND LEASE LOSSES TO NON-PERFORMING ASSETS RATIO. The Borrower will maintain at all times a ratio of Allowance for Loan and Lease Losses to Non-Performing Assets greater than or equal to 2.00 to 1.00.

         Section 10.5 MAXIMUM NON-PERFORMING PERCENTAGE. The Borrower will maintain at all times a consolidated Non-Performing Percentage less than or equal to 3.0%.

         Section 10.6 MAXIMUM DOUBLE LEVERAGE RATIO. The Borrower will maintain at all times a consolidated Double Leverage Ratio less than or equal to 1.20 to 1.00.

                                   ARTICLE 11

                                     Default
                                     -------

         Section 11.1 EVENTS OF DEFAULT. Each of the following shall be deemed an "EVENT OF DEFAULT":

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                  (a) The Borrower shall fail to pay (i) when due any principal of any Loan payable under any Loan Document or any part thereof or (ii) within three (3) days of the date due any interest or fees payable under the Loan Documents or any part thereof.

                  (b) Any representation, warranty or certification made or deemed made by the Borrower or any of its Subsidiaries (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in SECTION 8.1, ARTICLE 9 or ARTICLE 10 of this Agreement.

                  (d) The Borrower shall fail to perform, observe, or comply with any other agreement, or term contained in any Loan Document (other than covenants described in SUBSECTIONS 11.1(a) through 11.1(c)) and such failure shall continue for a period of thirty (30) days after the earlier of (i) the date the Administrative Agent provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Administrative Agent thereof in accordance with SUBSECTION 8.1 hereof.

                  (e) The Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "BANKRUPTCY CODE"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

                  (f) A proceeding or case shall be commenced, without the application, approval or consent of the Borrower or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty
         (30) or more days; or an order for

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         relief against the Borrower or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code.

                  (g) A final judgment or judgments for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate (to the extent not paid or fully covered by insurance acknowledged by a carrier reasonably acceptable to the Administrative Agent) shall be rendered by a court or courts against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within ten (10) days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of ten (10) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                  (h) The Borrower or any of its Subsidiaries shall fail to pay when due any principal of or interest on any Debt (beyond the period of grace, if any) if the aggregate principal amount of the affected Debt equals or exceeds Ten Million Dollars ($10,000,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of Ten Million Dollars ($10,000,000) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment thereof.

                  (i) The occurrence of any event of default (no matter how defined) under any agreement or instrument involving Debt of the Borrower or any of its Subsidiaries exceeding Ten Million Dollars ($10,000,000) in aggregate principal amount.

                  (j) This Agreement or any Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or the Borrower shall deny that it has any further liability or obligation under any of the Loan Documents.

                  (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Administrative Agent subject the Borrower or any of its Subsidiaries to any tax, penalty, or other liability

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         to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to exceed Five Million Dollars ($5,000,000).

                  (l) The occurrence of a Change of Control.

         Section 11.2 REMEDIES. If any Event of Default shall occur and be continuing, the Administrative Agent may (and if directed by Required Lenders, shall) do any one or more of the following:

                  (a) ACCELERATION. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower except as where required by the specific terms of this Agreement or the other Loan Documents;

                  (b) TERMINATION OF COMMITMENTS. Terminate the Revolving Commitments without notice to the Borrower or any Subsidiary;

                  (c) JUDGMENT. Reduce any claim to judgment; and

                  (d) RIGHTS. Exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction governing any of the Loan Documents, by equity, or otherwise;

PROVIDED, HOWEVER, that, upon the occurrence of an Event of Default under SUBSECTIONS 11.1(e) or 11.1(f) hereof, the Commitments of all of the Lenders shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 11.3 PERFORMANCE BY THE ADMINISTRATIVE AGENT. Upon the occurrence of a Default, if the Borrower shall fail to perform any agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, at the direction of Required Lenders, perform or attempt to perform such agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent at the Principal Office, together with interest thereon at the Default Rate applicable to Base Rate Accounts from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that


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neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower under any Loan Document.

         Section 11.4 SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time, demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of such party now or hereafter existing under any Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under such Loan Documents and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

         Section 11.5 CONTINUANCE OF DEFAULT. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until the Administrative Agent shall have actually received evidence satisfactory to the Administrative Agent that such Default shall have been remedied.

                                   ARTICLE 12

                            The Administrative Agent
                            ------------------------

         Section 12.1 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes Bank of America to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in SECTION 12.5 and the first sentence of SECTION 12.6 hereof shall include its Affiliates (including Banc of America Securities LLC) and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in the Loan Documents and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by the Borrower or any other Person to perform any of its obligations thereunder;
(c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the Borrower or the satisfaction of any condition or to inspect the property (including the books and records) of the Borrower or any of its Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan

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Document, except for its own gross negligence or willful misconduct. The
Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 12.2 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Borrower or any of its Subsidiaries), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with SECTION 13.8 hereof. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law.

         Section 12.3 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as it shall deem appropriate or as shall reasonably be directed by the Required Lenders.

         Section 12.4 RIGHTS AS LENDER. With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as the Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Bank of America (and any successor acting as the Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Borrower or any of its Affiliates as if it were not acting as the Administrative Agent, and Bank of America (and any successor acting as the Administrative Agent) and its Affiliates may accept fees and other consideration from the Borrower or any of its Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         SECTION 12.5 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED UNDER

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SECTION 13.1 OR SECTION 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE
BORROWER UNDER SUCH SECTIONS) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER ANY TRANSACTION DOCUMENT; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (CALCULATED BASED ON THE COMMITMENT PERCENTAGES) OF ANY COSTS OR EXPENSES PAYABLE BY THE BORROWER UNDER SECTION 13.1 TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY THE BORROWER. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS
SECTION 12.5 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

         Section 12.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent, the Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and

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information expressly required to be furnished to the Lenders by the
Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

         Section 12.7 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor agent shall be subject to the approval of the Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000, which successor agent shall be subject to the approval of the Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this ARTICLE 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         Section 12.8 SEVERAL COMMITMENTS. The Commitments and other obligations of the Lenders under any Loan Document are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under any Loan Document. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. No Lender shall be responsible for any act or omission of any other Lender.

                                   ARTICLE 13

                                  Miscellaneous
                                  -------------

         Section 13.1 EXPENSES. The Borrower hereby agrees to pay promptly after presentation of supporting documentation without duplication: (a) all reasonable costs and expenses of the Administrative Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents and all amendments or other modifications to the Loan Documents, including, without limitation, the reasonable fees and expenses of legal counsel for the Administrative Agent, Jenkens & Gilchrist, a Professional Corporation; (b) all reasonable costs and expenses of the Administrative Agent arising in connection with assignments permitted by SECTION

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13.8, including, without limitation, the reasonable fees and expenses of legal counsel for the Administrative Agent; (c) all costs and expenses of the Administrative Agent in connection with any Default and the enforcement of any Loan Document or collection of the Obligations, including, without limitation, the fees and expenses of legal counsel for the Administrative Agent; (d) all fees, costs and expenses of any Lender arising in connection with an Event of Default and the enforcement of any Loan Document or collection of the Obligations during the continuance of an Event of Default; PROVIDED, HOWEVER, that all Lenders (other than the Administrative Agent) shall be limited to the legal fees and expenses of one counsel for all Lenders unless such representation shall result in a conflict of interest, in which case the Borrower shall pay the fees, costs and expenses of as many counsel as necessary to avoid conflicts among the Lenders; (e) all transfer, stamp, documentary, or other similar taxes, assessments, or charges (including the "TAXES" and any penalties or interest) levied by any Governmental Authority in respect of any Loan Document or the transactions contemplated hereby; and (f) all other reasonable costs and expenses incurred by the Administrative Agent in connection with any Loan Document. The fees and expenses of legal counsel for the Administrative Agent that the Borrower has agreed to pay hereunder include the fees and expenses of legal counsel for the Administrative Agent arising in connection with advice given to the Administrative Agent as to its rights and responsibilities hereunder.

         SECTION 13.2 INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, BANC OF AMERICA SECURITIES LLC AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (B) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE ASSETS OF BORROWER OR ANY SUBSIDIARY, (C) ANY AND ALL STAMP, FILING OR SIMILAR TAXES (INCLUDING THE "TAXES" AND ANY INTEREST OR PENALTY) LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE ADMINISTRATIVE AGENT OR ANY LENDER IN RESPECT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR (D) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES) FOUND IN A FINAL, NON-APPEALABLE JUDGMENT

RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN OUT OF OR RESULTED FROM ITS GROSS NEGLIGENCE OR ITS WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 14.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY THE BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

         Section 13.3 LIMITATION OF LIABILITY. None of the Administrative Agent, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to the Borrower in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

         Section 13.4 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any Subsidiary or any of the Borrower's shareholders or any other Person.

         Section 13.5 NO FIDUCIARY RELATIONSHIP. The relationship between the Borrower and its Subsidiaries on the one hand and the Administrative Agent and each Lender on the other is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with the Borrower or any of its Subsidiaries, and no term or condition of any of the Transaction Documents shall be construed so as to deem the relationship between the Borrower and its Subsidiaries on the one hand and the Administrative Agent and each Lender on the other to be other than that of debtor and creditor.

         Section 13.6 EQUITABLE RELIEF. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. The Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

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


         Section 13.7 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 13.8 SUCCESSORS AND ASSIGNS.

                  (a) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and all of the Lenders.

                  (b) ASSIGNMENT. Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Commitment); PROVIDED, HOWEVER, that

                           (i) each such assignment shall be to an Eligible
                  Assignee. "ELIGIBLE ASSIGNEE" means (A) a Lender; (B) an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender (herein a "RELATED FUND"); and (C) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with this SECTION 13.8, the Borrower, such approval not to be unreasonably withheld, conditioned, or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; PROVIDED, HOWEVER, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee;

                           (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's rights and obligations under this Agreement or an assignment by a Lender to one of its Related Funds, any such partial assignment shall be in an amount at least equal to Five Million Dollars ($5,000,000) and any partial assignment to a Related Fund shall be in an amount at least equal to One Million Dollars ($1,000,000);

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its rights and obligations under this Agreement; and

                           (iv) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrower shall upon return of the assignor's notes, if any, make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 5.7.

                  (c) PARTICIPATIONS. Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in ARTICLE 5 (to the extent that the Lender selling such participation would have been entitled thereto) and the right of set-off contained in SECTION 11.4, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and to approve any amendment, modification, waiver or consent of any provision of any Loan Document (other than amendments, modifications, waivers or consents of the types relating to the Loan or Commitment participated in under SECTION 13.11(a)).

                  (d) PLEDGE TO FEDERAL RESERVE. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (e) DELIVERY OF INFORMATION. Any Lender may furnish any information concerning the Borrower or any Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject to such Persons agreeing to being bound by the provisions of SECTION 13.21.

                  Section 13.9 SURVIVAL. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan

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


Document shall survive the execution and delivery of the Loan Documents and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations under ARTICLE 5 hereof and SECTIONS 12.5, 13.1 and 13.2 hereof shall survive repayment of the Notes and termination of the Commitments.

         SECTION 13.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

         Section 13.11 AMENDMENTS AND WAIVERS. Any provision of any Loan Document may be amended or waived and any consent to any departure by the Borrower therefrom may be granted if, but only if, such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (and, if ARTICLE 12 or the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); PROVIDED that no such amendment, waiver or consent applicable to:

                  (a) a Loan or Commitment which has the effect of:

                                    (i) increasing such Commitment,

                                    (ii) reducing the principal of or rate of
                           interest on such Loan or other amounts payable hereunder with respect to such Loan or Commitment,

                                    (iii) postponing any date fixed for the
                           payment of any scheduled installment of principal of or interest on such Loan or any fees or other amounts payable hereunder with respect to such Loan or Commitment or changing any optional or mandatory prepayment provision applicable to such Loan, or

                                    (iv) postponing any date fixed for
                           termination of such Commitment

         shall be effective unless also signed by each Lender holding the Loan or Commitment of the type being modified; and

                  (b) any change (including a waiver) in:

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


                                    (i) the definition of Required Lenders or
                           the provisions of this SECTION 13.11, or

                                    (ii) the conditions specified in ARTICLE 6
                           hereof,

         shall not be effective unless signed by all Lenders;

         Section 13.12 MAXIMUM INTEREST RATE.

                  (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "CONTRACT RATE") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

                  (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower.

         Section 13.13 NOTICES. All notices and other communications provided for in any Loan Document to which the Borrower is a party shall be given or made in writing (except as otherwise permitted by SECTION 4.3) and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or with respect to the Borrower, at the "Address for Notices" specified below the Borrower's name on the signature pages hereof, or with respect to a Lender not a party to this Agreement on the Closing Date, in its Assignment and Acceptance, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided,

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


however, notices to the Administrative Agent pursuant to SECTION 2.7 or 4.3 hereof shall not be effective until received by the Administrative Agent.

         SECTION 13.14 GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY ACTION OR PROCEEDING AGAINST BORROWER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY OR FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 13.13 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY ANY LOAN PARTY AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN NEW YORK, NEW YORK.

         Section 13.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 13.16 SEVERABILITY. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 13.17 HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 13.18 CONSTRUCTION. The Borrower, the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

         Section 13.19 INDEPENDENCE OF COVENANTS. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         SECTION 13.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 13.21 CONFIDENTIALITY. Each Lender agrees to keep confidential any information obtained by it from the Borrower or any of its Subsidiaries or their respective agents or representatives pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's officers, directors, employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or as such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparts in swap agreements provided in each case such Person agrees to be bound by the provisions of this SECTION 13.21, (e) to the extent required in connection with any litigation between the Borrower and any Lender with respect to the Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and (g) with the Borrower's prior written consent.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    BORROWER:
                                    ---------

                                    FIRSTMERIT CORPORATION


                                    By: /s/ Mark N. DuHamel
                                        -------------------------------------
                                    Name: Mark N. DuHamel
                                          -----------------------------------
                                    Title: Treasurer
                                           ----------------------------------

                                    Address for Notices to the Borrower
                                    or any of its Subsidiaries:
                                    ---------------------------

                                    FirstMerit Corporation
                                    III Cascade Plaza, 5th Floor
                                    Akron, Ohio 44308-1103
                                    Attention:   Mark N. DuHamel
                                    Telephone:   (330) 384-7535
                                    Telecopier:  (330) 849-8708

                                    ADMINISTRATIVE AGENT:
                                    --------------------

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent and as a Lender
Revolving Commitment:
---------------------
     $16,000,000                    By: /s/ Christine Davis
                                        --------------------------------------
                                    Name: Christine Davis
                                          ------------------------------------
                                    Title: Principal
                                           -----------------------------------


                                    Address for Notices:
                                    --------------------

                                    Bank of America, N.A.
                                    555 Flower Street, 9th Floor
                                    Mail Code CA9-706-09-03
                                    Los Angeles, California  90071
                                    Attention:   Christine M. Davis
                                    Telephone:   (213) 228-6255
                                    Telecopier:  (213) 228-6474


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Bank of America, N.A.
                                    Agency Services
                                    Mail Code CA4-706-05-09
                                    1850 Gateway Boulevard, 5th Floor
                                    Concord, California  94520-3281
                                    Attention:   Yumai Ju, Agency Services
                                    Telephone:   (925) 675-8445
                                    Telecopier:  (925) 675-8500

                                    CO-AGENTS:
                                    ----------

Revolving Commitment:               BANK ONE, N.A., as a Lender
--------------------
    $13,000,000
                                    By: /s/ Jennings F. Werner
                                        --------------------------------------
                                    Name: Jennings F. Werner
                                          ------------------------------------
                                    Title: Managing Director
                                           -----------------------------------


                                    Address for Notices:
                                    --------------------

                                    One Bank One Place
                                    Suite 0155, 16th Floor
                                    Chicago, Illinois  60670
                                    Attention:   Peter Stach
                                    Telephone:   312-732-6420
                                    Telecopier:  312-732-6222


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Same as above

Revolving Commitment:               FIFTH THIRD BANK, as a Lender
--------------------
    $13,000,000

                                    By: /s/ Timothy L. Kerr
                                        ------------------------------------
                                    Name: Timothy L. Kerr
                                          ----------------------------------
                                    Title: Assistant Vice President
                                           ---------------------------------


                                    Address for Notices:
                                    --------------------

                                    38 Fountain Square Plaza
                                    10904K
                                    Cincinnati, Ohio 45263
                                    Attention:   Timothy L. Kerr
                                    Telephone:   513-744-7246
                                    Telecopier:  513-744-5845


                                    Lending Office for Base Rate Accounts
                                    And Libor Accounts:
                                    -------------------

                                    Same as above

Revolving Commitment:               MELLON BANK, N.A., as a Lender
--------------------
   $13,000,000

                                    By: /s/ Daniel Beagle
                                        -------------------------------------
                                    Name: Daniel Beagle
                                          -----------------------------------
                                    Title: Lending Officer I
                                           ----------------------------------


                                    Address for Notices:
                                    --------------------

                                    One Mellon Bank Center
                                    Room 151-4425
                                    Pittsburgh, Pennsylvania  15258
                                    Attention:   Dan Beagle
                                    Telephone:   412-234-0169
                                    Telecopier:  412-234-9047


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Same as above

Revolving Commitment:               THE NORTHERN TRUST COMPANY, as a Lender
--------------------
   $13,000,000

                                    By: /s/ Thomas E. Bernhardt
                                        -------------------------------------
                                    Name: Thomas E. Bernhardt
                                          -----------------------------------
                                    Title: Vice President
                                           ----------------------------------



                                    Address for Notices:
                                    -------------------

                                    50 S. LaSalle Street
                                    Chicago, Illinois  60675
                                    Attention:  Tom Bernhardt
                                    Telephone:  312-444-7202
                                    Telecopier: 312-557-8337


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Same as above

Revolving Commitment:               SUNTRUST BANK, ATLANTA, as a Lender
--------------------
    $13,000,000

                                    By: /s/ William G. Daniel, Jr.
                                        -------------------------------------
                                    Name: William G. Daniel, Jr.
                                          -----------------------------------
                                    Title: First Vice President
                                           ----------------------------------



                                    Address for Notices:
                                    --------------------

                                    25 Park Place - 19th Floor
                                    Atlanta, Georgia  30303
                                    Attention:   William G.Daniel, Jr.
                                                 First Vice President
                                    Telephone:   404-588-7402
                                    Telecopier:  404-581-1775


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Same as above

                                    PARTICIPANTS:

Revolving Commitment:               BANK HAPOALIM B.M., as a Lender
--------------------
    $11,500,000

                                    By: /s/ Laura Anne Raffa
                                        -------------------------------------
                                    Name: Laura Anne Raffa
                                          -----------------------------------
                                    Title: First Vice President &
                                           ----------------------------------
                                           Corporate Manager
                                           ----------------------------------


                                    By: /s/ Shaun Breidbart
                                        -------------------------------------
                                    Name: Shaun Breidbart
                                          -----------------------------------
                                    Title: Vice President
                                           ----------------------------------



                                    Address for Notices:
                                    --------------------

                                    1177 Avenue of the Americas
                                    New York,  New York  10036
                                    Attention:   Shaun Breidbart, Vice President
                                    Telephone:   212-782-2186
                                    Telecopier:  212-782-2187


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Donna Gindoff
                                    1177 Avenue of the Americas
                                    New York,  New York  10036
                                    Telephone:   212-782-2179
                                    Telecopier:  212-782-2187

Revolving Commitment:               FIRSTAR BANK N.A., as a Lender
--------------------
   $11,500,000

                                    By: /s/ Sean Boyd
                                        -------------------------------------
                                    Name: Sean Boyd
                                          -----------------------------------
                                    Title: Vice President
                                           ----------------------------------



                                    Address for Notices:
                                    --------------------

                                    9575 W. Higgins
                                    Rosemont, Illinois  60018
                                    Attention:   Sean Boyd, Vice President
                                    Telephone:   847-318-6314
                                    Telecopier:  847-696-9437


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    ------------------

                                    Same as above

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


Revolving Commitment:               HARRIS TRUST AND SAVINGS BANK, as a Lender
--------------------
    $11,500,000

                                    By: /s/ David Konrad
                                        -------------------------------------
                                    Name: David Konrad
                                          -----------------------------------
                                    Title: Vice President
                                           ----------------------------------



                                    Address for Notices:
                                    --------------------

                                    Harris Trust and Savings Bank
                                    111 W. Monroe Street , 5E
                                    Chicago, Illinois  60603
                                    Attention:   David Konrad, Vice President
                                    Telephone:   312-461-7112
                                    Telecopier:  312-765-8353


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Millicent Jackson
                                    Loan Administrator
                                    111 W. Monroe Street, 5E
                                    Chicago, Illinois  60603
                                    Telephone:  312-461-5600
                                    Telecopier: 312-765-8353

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


Revolving Commitment:               KEYBANK NATIONAL ASSOCIATION, as a Lender
--------------------
    $11,500,000

                                    By: /s/ J.T. Taylor
                                        -------------------------------------
                                    Name: J.T. Taylor
                                          -----------------------------------
                                    Title: Vice President
                                           ----------------------------------



                                    Address for Notices:
                                    --------------------

                                    127 Public Square, 6th Floor
                                    Cleveland, Ohio  44114
                                    Attention:   J.T. Taylor
                                    Telephone:   216-689-3589
                                    Telecopier:  216-689-4981


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Same as above


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

                                    LASALLE BANK NATIONAL ASSOCIATION, as
Revolving Commitment:               a Lender
---------------------
    $11,500,000
                                    By: /s/ Robert E. O'Connell
                                        -------------------------------------
                                    Name: Robert E. O'Connell
                                          -----------------------------------
                                    Title: Vice President
                                           ----------------------------------


                                    Address for Notices:
                                    --------------------

                                    135 S. LaSalle Street
                                    Suite 540
                                    Chicago, Illinois  60603
                                    Attention:   Phil Mondrowski
                                    Telephone:   312-904-9393
                                    Telecopier:  312-904-4880


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Same as above

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

Revolving Commitment:               WACHOVIA BANK, N.A., as a Lender
--------------------
    $11,500,000

                                    By: /s/ Holger Ebert
                                        -------------------------------------
                                    Name: Holger Ebert
                                          -----------------------------------
                                    Title: SUP
                                           ----------------------------------


                                    Address for Notices:
                                    --------------------

                                    191 Peachtree Street, NE
                                    Atlanta, Georgia  30303
                                    Attention:  Rhonda Smith
                                    Telephone:  404-332-5675
                                    Telecopier: 404-332-5905


                                    Lending Office for Base Rate Accounts
                                    and Libor Accounts:
                                    -------------------

                                    Same as above


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

                                    LEAD ARRANGER:
                                    -------------

                                    BANC OF AMERICA SECURITIES LLC, as Lead
                                    Arranger


                                    By: /s/ Juan A. Cazorla
                                        -------------------------------------
                                    Name: Juan A. Cazorla
                                          -----------------------------------
                                    Title: Vice President
                                           ----------------------------------


                                    Address for Notices:
                                    --------------------

                                    Banc of America Securities LLC
                                    901 Main Street, 66th Floor
                                    Dallas, Texas 75202
                                    Attention:   Juan Cazorla
                                    Telephone:   (214) 209-9591
                                    Telecopier:  (214) 209-2744

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